Exhibit 5.1

GOLENBOCK EISEMAN ASSOR BELL & PESKOE LLP

711 Third Avenue – 17th Floor

New York, New York 10017

June 10, 2022

CEA Industries Inc.

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Ladies and Gentlemen:

We have acted as counsel for CEA Industries Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-_____) (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), covering a public offering of up to 710,890 shares (the “Shares”) of common stock par value $0.00001 per share (the “Common Stock”), up to 532,688 warrants (the “Warrants”) and up 170,382 pre-funded warrants (the “Pre-Funded Warrants”). Each of the Warrants and Pre-Funded Warrants are exercisable for a like number of shares of Common Stock. The Shares, Warrants and Pre-Funded Warrants are to be sold by the selling securityholder named in the Prospectus in any of the methods of distribution set forth in the Prospectus. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Certificate of Incorporation, filed as Exhibit 3.1(a)-(g) to the Registration Statement, as currently in effect, (ii) the Company’s Bylaws, filed as Exhibit 3.2 to the Registration Statement, as currently in effect, (iii) the Registration Statement and related Prospectus, (iv) the form of Warrant, (v) the form of Pre-Funded Warrant, and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed that the authorization of the board of directors of the Company is not changed. We also assume that each of the Warrant and Pre-Funded Warrant are duly executed by each of the parties thereto. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, (i) we are of the opinion that the Shares, Warrants and Pre-Funded Warrants when issued and sold as contemplated in the Registration Statement and the related Prospectus and upon payment and delivery, will be validly issued, and the Shares will be fully paid and non-assessable, and (ii) we are of the opinion that the shares of Common Stock to be issued upon exercise of the Warrants and Pre-Funded Warrants, when issued in accordance with the terms of the their governing instruments and upon payment therefore, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Nevada, assuming that the corporate law of the State of Nevada is the same as the corporate law of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Golenbock Eiseman Assor Bell & Peskoe LLP

Golenbock Eiseman Assor Bell & Peskoe LLP